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                                                                  EXHIBIT 10.46

                            STOCK PURCHASE AGREEMENT

         This Agreement is made and entered into as of this 28th day of September, 2001, by and among UTEK Corporation, a Delaware corporation having its principal offices at 202 South Wheeler Street, Plant City, Florida 33566 (the "Purchaser"); John Emanuel ("Emanuel") who resides at 20 Regent's Park Road, London NW1 7TX, England; David Mooring ("Mooring") and Jill Mooring who reside at Rosebank House, Gravel Path, Berkhamsted, Herts HP4 2PF, England; John Allies ("Allies") who resides at Tudor Cottage, 2 Castle Green, Kenilworth, Warwickshire CV8 1NE, England, and Anouk Emanuel ("Mrs. Anouk Leggo"), who resides at 10 Falkland Road, London NW5 2PT, England, (hereinafter individually a "Seller" and collectively the "Sellers"), and Pax Technology Transfer, Ltd. of the United Kingdom having its principal offices at Buckland House, Dover Mews, Berkhamsted, Herts HP4 2BL, England (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Company is engaged in general consulting and professional services in the technology industry (hereinafter the "Business"), and the Sellers are the owners of all of the Company's issued and outstanding capital stock; and

         WHEREAS, the Purchaser desires to acquire the Company and the Sellers desire to sell the Company upon the terms and subject to the conditions set forth herein;

         NOW THEREFORE, in consideration of the premises, the mutual representations, warranties, covenants and agreements hereinafter contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

         1. SALE OF SHARES. Subject to and upon the terms and conditions hereinafter set forth and in reliance upon the representations and warranties contained herein, Sellers hereby sell, assign, transfer and deliver to Purchaser, free and clear of all liens, claims, and encumbrances, and the Purchaser agrees to purchase from Sellers, all of the issued and outstanding shares of capital stock of the Company (the "Shares"), which will consist of 2,000 shares of common stock, par value _1.00 (UK Pounds Sterling) per share. The Shares are owned by the Sellers in the respective amounts set forth in
SCHEDULE 2.01.

         2. PRICE AND CONSIDERATION. The purchase price to be paid by Purchaser for the Shares is that number of shares of common stock, $.01 par value, of Purchaser ("Purchaser Common Stock"), equal to Four Hundred Forty Four Thousand U.S. Dollars (U.S.$440,000.00) (the "Purchase Price"). The number of shares of Purchaser Common Stock that Sellers receive has been determined based on the closing price of Purchaser's common stock ending one trading day before the date of this Agreement, as reported on the NASDAQ Small Cap Market.

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                  2.01. Consideration. Contemporaneously with the transfer and assignment from Sellers to Purchaser of the Shares and the Parties' delivery of the various certificates, instruments and documents referred to in Section 5, Purchaser hereby delivers to Sellers the Purchase Price in the amount to be paid to each Seller as specified in SCHEDULE 2.01.

                  2.02. Securities Act Compliance; Registration; Securities Act Exemption. The Purchaser Common Stock issued pursuant to this Agreement has not been registered under the Securities Act in reliance on the exemptions from the registration requirements of Section 5 of the Securities Act set forth in
Section 4(2) thereof. Sellers have provided and will provide Purchaser with such representations, warranties, certifications and additional information as Purchaser may reasonably request to ensure the availability of such exemptions from the registration requirements of the Securities Act.

                  2.03. Closing. The Closing of this transaction shall take place at the office of UTEK Corporation, Plant City, Florida on or about September 28th, 2001 or earlier date as the parties mutually agree (Closing
Date).

         3. REPRESENTATIONS AND WARRANTIES. The Sellers, jointly and severally, make the following representations and warranties to the purchaser as an inducement for it to enter into this Agreement.

                  3.01. Organization and Good Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the United Kingdom, and is legally qualified in the United Kingdom, to the best of Sellers' knowledge and belief, to transact business in each jurisdiction where the failure to so qualify would have an adverse effect on the business of the Company.

                  3.02.  Authority.

                  (a) The Company has full power and authority (corporate and otherwise) to carry on its business, to the best of Sellers' knowledge and belief, has all permits and licenses that are necessary to the conduct of its business or to the ownership, lease or operation of its properties and assets.

                  (b) The execution of this Agreement and the delivery hereof to the Purchaser and the sale contemplated herein have been duly authorized by the Company's Board of Directors and by the Company's shareholders having full power and authority to authorize such actions.

                  (c) Subject to any consents required under Subsection 3.07 below, the Sellers and the Company have the full legal right, power and authority to execute, deliver and carry out the terms and provisions of this Agreement; and this Agreement has been duly and validly executed and delivered on behalf of Sellers and the Company and constitutes a valid and binding obligation of each Seller and the Company enforceable in accordance with its terms.

                  (d) To the best of Sellers' knowledge and belief, neither the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, nor compliance with the terms of this Agreement will violate, conflict with, accelerate any obligations under, result in a breach of, or constitute a default under any statute, regulation, indenture, mortgage, loan agreement, or other agreement or instrument to which the Company or any Seller is a party or by which it or any of them is bound, any charter, regulation, or by-law provision of the Company, or any decree, order, or rule of any court or governmental authority or arbitrator that is binding on the Company or any Seller in any way.

                  3.03.  Shares.

                  (a) The Company's authorized capital stock consists of 2,000 shares of Common Stock, par value _1.00 (UK Pounds Sterling) per share, of which 2,000 shares have been issued to Sellers and constitute the Shares as defined above. All of the Shares are duly authorized, validly issued, fully paid and non-assessable.

                  (b) The Sellers are the lawful record and beneficial owners of all the Shares as set forth on SCHEDULE 2.01, free and clear of any liens, pledges, encumbrances, charges, claims or restrictions of any kind, and have the absolute, unilateral right, power, authority and capacity to enter into and perform this Agreement without any other or further authorization, action or proceeding, except as specified herein. The Sellers are not citizens of the United States and no shares of the Company have ever been owned by a resident person of the United States. The term "Person" shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, or entity.

                  (c) There are no authorized or outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which any Seller or the Company are or may become obligated to issue, assign or transfer any shares of capital stock of the Company.

                  3.04. Basic Corporate Records. The copies of the Memoranda and Articles of Association of the Company (certified by authorized official of the jurisdiction of incorporation) and the By-Laws of the Company (certified as of the date of this Agreement as true, correct and complete by the Company's secretary or assistant secretary), all of which have been delivered to the Purchaser, are true, correct and complete as of the date of this Agreement.

                  3.05. Minute Books. The minute books of the Company each contain true, correct and complete minutes and records of all meetings, proceedings and other actions of the shareholders, Boards of Directors and committees of such Boards of Directors of each such corporation from the date of organization to the date hereof.

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                  3.06. Subsidiaries and Affiliates. The Company has no
subsidiaries and there are no businesses, entities, enterprises and organizations in which the Company has any ownership, voting or profit and loss sharing percentage interest, provided, further, that (i) the Company has made no advances to, or investments in, nor owns beneficially or of record, any securities of or other interest in, any business, entity, enterprise or organization, (ii) there are no arrangements through which the Company has acquired from, or provided to, any of the Sellers or their affiliates any goods, properties or services, and (iii) there are no rights, privileges or advantages now enjoyed by the Company as a result of the ownership of the Company by the Sellers which, to the knowledge of the Sellers or the Company, might be lost as a result of the consummation of the transactions contemplated by this Agreement.

                  3.07. Consents. Except as set forth in SCHEDULE 3.07, to the best of Sellers' knowledge and belief, no consents or approvals of any public body or authority and no consents or waivers from other parties to leases, licenses, franchises, permits, indentures, agreements or other instruments are
(i) required for the lawful consummation of the transactions contemplated hereby, or (ii) necessary in order that the Business can be conducted by the Purchaser in the same manner after the date hereof as heretofore conducted by the Company, nor will the consummation of the transactions contemplated hereby result in creating, accelerating or increasing any liability of the Company.

                  3.08. Financial Statements. Attached hereto as SCHEDULE 3.08 are true and complete copies of the Company's estimated balance sheet prepared in good faith as of 30th September 2001 (the "Balance Sheet") and the estimates of income, shareholders' equity and cash flows for the period then ended, including the notes thereto (the "Financial Statements"). The date of the Balance Sheet is referred to herein as the "Balance Sheet Date." The Financial Statements, including the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently applied by the Company according to past practice throughout the periods indicated. The Financial Statements are complete and correct in all respects and fairly present the financial condition and the results of operations of the Company as at the dates and for the periods indicated.

                  3.09. Records and Books of Account. The records and books of account of the Company reflect all material items of income and expense and all material assets, liabilities and accruals, and have been regularly kept and maintained in conformity with generally accepted accounting principles applied on a consistent basis with preceding years.

                  3.10. Absence of Undisclosed Liabilities. To the best of Sellers' knowledge and belief, except as and to the extent reflected or reserved against in the Company's Balance Sheet as of the Balance Sheet Date or disclosed in SCHEDULE 3.10, there are no liabilities or obligations of the Company of any kind whatsoever, whether accrued, fixed, absolute, contingent, determined or determinable, and including without limitation (i) liabilities to former, retired or active

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employees of the Company under any pension, health and welfare benefit plan, vacation plan or other plan of the Company, (ii) tax liabilities incurred in respect of or measured by income for any period prior to the close of business on the Balance Sheet Date, or arising out of transactions entered into, or any state of facts existing, on or prior to said date, and (iii) contingent liabilities in the nature of an endorsement, guarantee, indemnity or warranty, and there is no condition, situation or circumstance existing or which has existed that could reasonably be expected to result in any liability of the Company, other than liabilities and contingent liabilities incurred in the ordinary course of business since the Balance Sheet Date consistent with the Company's recent customary business practice, none of which is materially adverse to the Company.

                  3.11. Tax Matters. To the best of Seller's knowledge and belief, except as set forth in SCHEDULE 3.11, the sum of the reserves for current and deferred national and local tax liabilities on the Balance Sheet as of the Balance Sheet Date are sufficient for the payment of all United Kingdom, foreign, state, county and local taxes of the Company (including interest and penalties to the Balance Sheet Date) whether or not disputed, for all its fiscal years and accounting periods ended on or before the Balance Sheet Date, which
(i) are shown on a Return of the Company (as defined below), (ii) have been asserted by a taxing authority against the Company, or (iii) are otherwise owed by the Company with respect to its operations or property conducted or held on or prior to the Balance Sheet Date. The Company's United Kingdom and all other local income tax, franchise tax, any foreign tax, and other business tax returns, if any, have been examined by the Inland Revenue Service and/or by the appropriate Local or foreign tax commissions as set forth in SCHEDULE 3.11. The results of such examinations are properly reflected in the Financial Statements in accordance with generally accepted accounting principles applied consistently with prior statements and all deficiencies proposed as a result of such examinations have been paid and settled, except as disclosed in SCHEDULE 3.11. Except as disclosed in SCHEDULE 3.11: (i) the Company has filed when due all returns, declarations and reports and information returns and statements in respect of any taxes required to be filed by or with respect to it on or before the date hereof (collectively, "Returns"); (ii) the Returns which have not been examined and for which the statute of limitations remains open were either prepared consistently with Returns which have been examined or for which the statute of limitations has expired, or adequate provision has been made therefor in the Financial Statements; (iii) the Company has timely paid all taxes that have been shown as due and payable on its Returns; (iv) the Company is not delinquent in the payment of any taxes and has not requested any extension of time within which to file or send any Return, which Return has not since been filed or sent; and (v) no deficiency for any taxes has been proposed, asserted or assessed against the Company for which the Company could be liable.

                  3.12. Accounts Receivable. The accounts receivable of the Company shown on the Balance Sheet as of the Balance Sheet Date are, and will be, actual bona fide receivables from transactions in the ordinary course of business representing valid and binding obligations of others for the total _ Sterling amount shown thereon, and as of the Balance Sheet Date were not (and presently are not) subject to any recoupments, set-offs, or counterclaims. All such accounts receivable are and will be collectible in amounts not less than the amounts (net of reserves) carried

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on the books of the Company and will be paid in accordance with their terms. All such accounts receivable are and will be actual bona fide receivables from transactions in the ordinary course of business.

                  3.13. Inventory. The inventories of the Company shown on its Balance Sheet as of the Balance Sheet Date are so shown on the basis of a complete physical count and are carried at values which reflect the normal inventory valuation policy of the Company of stating the items of inventory at cost or market value, whichever is lower, on a first in, first out basis in accordance with generally accepted accounting principles consistently applied.

                  3.14. Machinery and Equipment. Except for items disposed of in the ordinary course of business, all machinery, tools, equipment and all other tangible personal property (hereinafter "Fixed Assets") of the Company currently being used in the conduct of its business, or included in determining the net worth of the Company on the Balance Sheet as of the Balance Sheet Date, together with any machinery or equipment that is leased or operated by the Company, are in good and fully serviceable working condition and repair. The Fixed Assets are described in SCHEDULE 3.14. Since the Balance Sheet Date the Company has not written up the value of any such Fixed Assets.

                  3.15. Title to Properties; Certain Real Property Matters. The Company does not own any real property.

                  3.16. Leases. All leases of real and personal property of the Company are described in SCHEDULE 3.16, are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditor's rights, and have not been assigned or encumbered. The Company has performed in all material respects the obligations required to be performed by it under all such leases to date and it is not in default in any material respect under any of said leases, except as set forth in SCHEDULE 3.16, nor has it made any leasehold improvements required to be removed at the termination of any lease, except signs. No other party to any such lease is in material default thereunder. Except as noted on SCHEDULE 3.16, none of the leases listed thereon require the consent of a third party in connection with the transfer of the Shares.

                  3.17. Patents, Trademarks, Etc. The Company owns, or possesses adequate licenses or other rights to us, all patents, trademarks, service marks, trade names and copyrights and trade secrets, if any, necessary to conduct its business as now operated by it. The patents, trademarks, service marks, copyrights, trade names and trade secrets, if any, registered in the name of or owned or used by or licensed to the Company and applications for any thereof (hereinafter the "Intangibles") are described or referenced in SCHEDULE 3.17. Sellers hereby specifically acknowledge that all right, title and interest in and to all patents listed in SCHEDULE 3.17 as patents owned by the Company are owned by the Company and that the ownership of such patents

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will be transferred as part of the Company to Purchaser as part of the transaction contemplated hereby. No officer, director, shareholder or employee of the Company or any relative or spouse of any such person owns any patents or patent applications or any inventions, secret formulae or processes, trade secrets or other similar rights, nor is any of them a party to any license agreement, used by or useful to the Company or related to the Business except as listed in SCHEDULE 3.17. All of said Intangibles are valid and in good standing, are free and clear of all liens, security interests, charges, restrictions and encumbrances of any kind whatsoever, and have not been licensed to any third party except as described in SCHEDULE 3.17. The Company has not been charged with, nor has it infringed, nor to the Sellers' knowledge is it threatened to be charged with infringement of, any patent, proprietary rights or trade secrets of others in the conduct of its business, and, to the date hereof, neither the Sellers nor the Company has received any notice of conflict with or violation of the asserted rights in intangibles or trade secrets of others. The Company is not now manufacturing any goods under a present permit, franchise or license, except as set forth in said SCHEDULE 3.17. To the best of Sellers' knowledge and belief, the consummation of the transactions contemplated hereby will not alter or impair any rights of the Company in any such Intangibles or in any such permit, franchise or license, except as described in SCHEDULE 3.17. The Intangibles and the Company's tooling, manufacturing and engineering drawings, process sheets, specifications, bills of material and other like information and data are in such form and of such quality that the Company can design, produce, manufacture, assemble and sell the products and provide the services heretofore provided by it so that such products and services meet applicable specifications and conform with the standards of quality and cost of production standards heretofore met by it. The Company has the sole and exclusive right to use its corporate and trade names in the jurisdictions where it transacts business.

                  3.18. Insurance Policies. There is set forth in SCHEDULE 3.18 a list and brief description of all insurance policies on the date hereof held by the Company or on which it pays premiums, including, without limitation, life insurance and title insurance policies, which description includes the premiums payable by it thereunder. SCHEDULE 3.18 also sets forth, in the case of any life insurance policy held by the Company, the name of the insured under such policy, the cash surrender value thereof and any loans thereunder. All such insurance premiums in respect of such coverage have been paid in full, or if not due, properly accrued on the Balance Sheet as of the Balance Sheet Date. All claims, if any, made against the Company which are covered by such policies have been, or are being, settled or defended by the insurance companies that have issued such policies and no excess liability exists. No such policy has been canceled by the issuer thereof.

                  3.19. Banking and Personnel Lists. The Sellers and the Company have delivered to the Purchaser as of the date hereof an accurate list and summary descriptions relating to the Company banking relations.

                  (i) The name of each bank in which the Company has an account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto.

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                  (ii) The names, current annual salary rates and total
         compensation for the preceding fiscal year of all of the present directors and officers of the Company, and any other employees whose current base accrual salary or annualized hourly rate equivalent is U.S.$20,000 or more, together with a summary of the bonuses, percentage compensation and other like benefits, if any, paid or payable to such persons for the last full fiscal year completed, together with a schedule of changes since that date, if any.

                  (iii) A schedule of workers' compensation payments of the Company over the past five full fiscal years and the fiscal year to date, a schedule of claims by employees of the Company against the workers' compensation fund for any reason over such period, identification of all compensation and medical benefits paid to date on each such claim and the estimated amount of compensation and medical benefits to be paid in the future on each such claim.

                    (iv) The name of all pensioned employees of the Company whose pensions are unfunded and are not paid or payable pursuant to any formalized pension arrangements, their agent and annual unfunded pension rates.

                  3.20. Lists of Contracts, Etc. There is included in SCHEDULE
3.20 a list of the following items (whether written or oral) relating to the Company, which list identifies and fairly summarizes each item:

                  (i) All collective bargaining and other labor union agreements (if any); all employment agreements with any officer, director, employee or consultant; and all employee pension, health and welfare benefit plans, group insurance, bonus, profit sharing, severance, vacation, hospitalization, and retirement plans, post-retirement medical benefit plans, and any other plans, arrangements or custom requiring payments or benefits to current or retiring employees.

                  (ii) All joint venture contracts of the Company or affiliates relating to the Business;

                  (iii) All contracts of the Company relating to (a) obligations for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) obligations under capital leases, (e) debt of others secured by a lien on any asset of the Company, and (f) debts of others guaranteed by the Company.

                  (iv) All contracts of the Company that have a term exceeding one year and that may not be canceled without any liability, penalty or premium, to the extent not

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         included in (i) through (v) above;

                  (v) All contracts that individually provide for aggregate future payments to or from the Company of U.S.$10,000 or more, to the extent not included in (i) through (iv) above;

                  (vi) All contracts of the Company that have a term exceeding one year and that may not be canceled without any liability, penalty or premium, to the extent not included in (i) through (v) above;

                  (vii) A complete list of all outstanding powers of attorney granted by the Company; and

                  (viii) All other contracts of the Company material to the business, assets, liabilities, financial condition, results of operations or prospects of the Business taken as a whole.

                  Except as set forth in SCHEDULE 3.20, to the best of Sellers' knowledge and belief, (i) all contracts, agreements and commitments of the Company set forth in SCHEDULE 3.20 are valid, binding and in full force and effect, and (ii) neither the Company nor any other party to any such contract, agreement, or commitment has materially breached any provision thereof or is in default thereunder. Except as set forth in SCHEDULE 3.20, the sale of the Shares by the Sellers in accordance with this Agreement will not result in the termination of any contract, agreement or commitment of the Company set forth in
SCHEDULE 3.20, and immediately after the date hereof, each such contract, agreement or commitment will continue in full force and effect without the imposition or acceleration of any burdensome condition or other obligation on the Company resulting from the sale of the Shares by the Sellers. True and complete copies of the contracts, leases, licenses and other documents referred to in this SCHEDULE 3.20 have been delivered to the Purchaser, certified by the Secretary or Assistant Secretary of the Company as true, correct and complete copies.

                  There are no pending disputes with customers or vendors of the Company regarding quality or return of goods involving amounts in dispute with any one customer, whether for related or unrelated claims, in excess of U.S.$10,000 except as described on SCHEDULE 3.20 hereto. To the best knowledge of Sellers and the Company, there has not been any event, happening, threat or fact that would lead them to believe that any of said customers or vendors will terminate or materially alter their business relationship with the Company after completion of the transactions contemplated by this Agreement.

                  3.21. Compliance With the Law. To the best of Sellers' knowledge and belief after due inquiry in the normal course of business, the Company is not in violation of any applicable national, state, local or foreign law, regulation or order or any other, decree or requirement of any governmental, regulatory or administrative agency or authority or court or

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other tribunal (including, but not limited to, any law, regulation order or requirement relating to securities, properties, business, products, manufacturing processes, advertising, sales or employment practices, terms and conditions of employment, occupational safety, health and welfare, conditions of occupied premises, product safety and liability, civil rights, or environmental protection, including, but not limited to, those related to waste management, air pollution control, waste water treatment or noise abatement). The Company has not been and is not now charged with, or to the knowledge of the Sellers or the Company under investigation with respect to, any violation of any applicable law, regulation, order or requirement relating to any of the foregoing, nor, to the knowledge of any Seller or the Company after due inquiry, are there any circumstances that would or might give rise to any such violation. To the best of Sellers' knowledge and belief, the Company has filed all reports required to be filed with any governmental, regulatory or administrative agency or authority.

                  3.22. Litigation; Pending Labor Disputes. Except as specifically identified on the Balance Sheet as of the Balance Sheet Date or footnotes thereto or set forth in SCHEDULE 3.22:

                  (i) There are no legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of Sellers or the Company, threatened, against the Sellers or the Company, relating to the Business or the Company or its properties (including leased property), or the transactions contemplated by this Agreement, nor is there any basis known to the Company or any Seller for any such action.

                  (ii) To the best of Sellers' knowledge and belief, there are no judgments, decrees or orders of any court, or any governmental department, commission, board, agency or instrumentality binding upon Sellers or the Company relating to the Business or the Company the effect of which is to prohibit any business practice or the acquisition of any property or the conduct of any business by the Company or which limit or control or otherwise adversely affect its method or manner of doing business.

                  (iii) No work stoppage has occurred and is continuing or, to the knowledge of Sellers or the Company, is threatened affecting the Business, and no representation question involving recognition of a collective bargaining agent exists in respect of any employees of the Company.

                  (iv) There are no pending labor negotiations or union organization efforts relating to employees of the Company.

                  (v) There are no charges of discrimination (relating to sex, age, race, national origin, handicap or veteran status) or unfair labor practices pending or, to the knowledge of the Sellers or the Company, threatened before any governmental or regulatory agency or authority or any court relating to employees of the

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         Company.

                  3.23. Absence of Certain Changes or Events. The Company has not, since the Balance Sheet Date, except as described on SCHEDULE 3.23:

                  (i) Incurred any material obligation or liability (absolute, accrued, contingent or otherwise) except in the ordinary course of its business or in connection with the performance of this Agreement, and any such obligation or liability incurred in the ordinary course is not materially adverse, except for claims, if any, that are adequately covered by insurance;

                  (ii) Discharged or satisfied any lien or encumbrance, or paid or satisfied any obligations or liability (absolute, accrued, contingent or otherwise) other than (a) liabilities shown or reflected on the Balance Sheet as of the Balance Sheet Date, and (b) liabilities incurred since such Balance Sheet Date in the ordinary course of business that were not materially adverse;

                  (iii) Increased or established any reserve or accrual for taxes or other liability on its books or otherwise provided therefor, except (a) as disclosed on the Balance Sheet as of the Balance Sheet Date or any subsequent interim financial statement, or (b) as may have been required under generally accepted accounting principles due to income earned or expense accrued since the Balance Sheet Date and as disclosed to the Purchaser in writing;

                  (iv) Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of its assets, tangible or intangible;

                  (v) Sold or transferred any of its assets or canceled any debts or claims or waived any rights, except in the ordinary course of business and which has not been materially adverse;

                  (vi) Disposed of or permitted to lapse any patents or trademarks or any patent or trademark applications material to the operation of its business;

                  (vii) Incurred any significant labor trouble or granted any general or uniform increase in salary or wages payable or to become payable by it to any director, officer, employee or agent, or by means of any bonus or pension plan, contract or other commitment increased the compensation of any director, officer, employee or agent;

                  (viii) Authorized any capital expenditure for real estate or leasehold improvements, machinery, equipment or molds in excess of U.S.$10,000 in the aggregate;

                  (ix) Except for this Agreement, entered into any material transaction other than in the ordinary course of business;

                  (x) Issued any stocks, bonds, or other corporate securities, or made any declaration or payment of any dividend or any distribution in respect of its capital stock; or

                  (xi) Experienced damage, destruction or loss (whether or not covered by insurance) individually or in the aggregate materially and adversely affecting any of its properties, assets or business, or experienced any other material adverse change or changes individually or in the aggregate affecting its financial condition, assets, liabilities or business, including, without limitation of the foregoing, the loss or (to the Company's or any Seller's knowledge) impending loss of any materially important contract or customer.

                  No information has been brought to the attention of the Company or any Seller that might reasonably lead the Company or any Seller to believe that any customer (other than Ambirad -- see Schedule 3.20(v)) or supplier of the Company intends to cease dealing with the Company, nor has information been brought to the attention of the Company or any Seller that might reasonably lead any of them to believe that any customer or supplier intends to alter in any material respect the amount of such customer's or supplier's dealings with the Company or would alter in any material respect such dealings in the event of the consummation of the transactions contemplated hereby. Neither the Company nor any Seller has knowledge that any officer or other key employee of the Company is considering the termination of employment.

                  3.24. Employee Benefit Plans and Arrangements. The Company has no employee benefit plans, pension plans or individual account plans or any other plans that covers any employee or former employee of the Company.

                  3.25. Assets. The assets of the Company are sufficient in all material respects to carry on the operations of the Business as now conducted by the Company. The Company is the only business organization through which the Business is conducted. Except as set forth in SCHEDULE 3.16, all assets used by the Sellers and the Company to conduct the Business are owned by the Company.

                  3.26. Absence of Certain Commercial Practices. Neither the Company nor any Seller has made any payment (directly or by secret commissions, discounts, compensation or other payments) or given any gifts to another business concern, to an agent or employee of another business concern or of any governmental entity (domestic or foreign) or to a political party or candidate for political office (domestic or foreign), to obtain or retain business for the Company or to receive favorable or preferential treatment, except for gifts and entertainment given to representatives of customers or potential customers (i) of sufficiently limited value and in a form (other than cash) that would not be construed as a bribe or payoff, (ii) which are consistent with accepted ethical customs and practices, and (iii) public disclosure of which would not embarrass either Sellers or Purchaser.

                  3.27. Licenses, Permits, Consents and Approvals. To the best of Sellers' knowledge and belief, the Company has all licenses, permits or other authorizations of governmental, regulatory or administrative agencies or authorities (collectively, "Licenses") required to conduct the Business. No registration, filing, application, notice, transfer, consent, approval, order, qualification, waiver or other action of any kind (collectively, a "Filing") will be required as a result of the sale of the Shares by Sellers in accordance with this Agreement (a) to avoid the loss of any License or the violation, breach or termination of, or any default under, or the creation of any lien on any asset of the Company pursuant to the terms of, any law, regulation, order or other requirement or any contract binding upon the Company or to which any such asset may be subject, or (b) to enable Purchaser (directly or through any designee) to continue the operation of the Company and the Business substantially as conducted as of the date hereof.

                  3.28. Broker. Neither the Company nor any Seller has retained any broker in connection with any transaction contemplated by this Agreement for which Purchaser would be obligated to pay any fee or commission.

                  3.29. Related Party Transactions. All transactions of the Company during the past five years have been conducted on an arms-length basis. All transactions during the past five years between the Company and any current or former shareholder or any entity in which the Company or any current or former shareholder had or has a direct or indirect interest have been fair to the Company and on terms comparable to those that would have prevailed in an arms-length transaction. No portion of the sales or other on-going business relationships of the Company is dependent upon the friendship or the personal relationships (other than those customary within business generally) of any Seller or any of the Company's officers, directors, consultants, agents or other key employees. During the past five years, the Company has not forgiven or canceled, without receiving full consideration, any indebtedness owing to it by any Seller, any officer, director, consultant, agent or other employee of the Company, or any entity in which any Seller or the Company has a direct or indirect interest. Except for the ownership of not more than 1% of the outstanding securities of any class of any publicly-held corporation, no Seller owns, and to the best knowledge of the Sellers none of the Company's officers, directors, consultants, agents or other key employees (including purchasing agents and departmental managers) owns, directly or indirectly, any interest in or has any investment or profit participation in any corporation or other entity that is a competitor or potential competitor of or that otherwise, directly or indirectly, does business with the Company. Sellers have advised Purchasers that, with the full knowledge and consent of the Company, some transactions have been carried out by the consultancies of Sellers Emanuel, Mooring and Allies.

                  3.30. Disclosure. All statements contained in any schedule, certificate, opinion, instrument, or other document delivered by or on behalf of the Sellers or the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties by Sellers Emanuel, Mooring and Allies herein. No statement, representation or warranty by the Sellers in this Agreement or in any schedule, certificate, opinion, instrument, or other document furnished or to be furnished to the Purchaser pursuant hereto or in connection with the transactions contemplated hereby contains or will contain to the best of Sellers' knowledge and belief, any untrue statement of a material fact or omits or, to the best of Sellers' knowledge and belief, will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or necessary in order to provide a prospective purchaser of the business of the Company with full and fair disclosure concerning the Company, the Business, and the Company's affairs.

         4. REPRESENTATIONS AND WARRANTIES OF PURCHASER. The Purchaser makes the following representations and warranties to the Sellers and the Company.

                  4.01. Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has the corporate power to own its properties, to carry on its business as now being conducted, and to enter into and perform the terms and provisions of this Agreement.

                  4.02. Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly and validly approved and acknowledged by all necessary corporate action on the part of the Purchaser.

                  4.03. No Conflict or Violation. The execution and delivery of this Agreement, the acquisition of the Shares by Purchaser and the consummation of the transactions herein contemplated, and the compliance with the provisions and terms of this Agreement, are not prohibited by the Articles of Incorporation or By-laws of the Purchaser and will not violate, conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any court order, indenture, mortgage, loan agreement, or other agreement or instrument to which the Purchaser is a party or by which it is bound.

                  4.04. Investment Representation. The Shares are being purchased by the Purchaser solely for investment and not for the purpose of resale to any third party, except that it is agreed by the Sellers that the Purchaser may assign the Shares at the time of this Agreement or thereafter to a subsidiary or affiliate of the Purchaser.

                  4.05. Disclosure. All statements contained in any schedule, certificate, opinion, instrument, or other document delivered by or on behalf of the Purchaser pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties by the Purchaser herein. No statement, representation or warranty of Purchaser contained in this Agreement or in any document, schedule or certificate furnished or to be furnished to Sellers pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact known to Purchaser and necessary in order to make the statements of Purchaser contained herein or therein not misleading.

         5. EXCHANGE OF CONSIDERATION. In reliance on the representations and warranties contained herein, and subject to the terms and conditions of this Agreement, the following exchanges are made as of the date hereof:

                  5.01. Stock to Sellers. Sellers have entered into subscription agreements for the Purchaser Common Stock and the Purchaser has delivered to Sellers the stock consideration as set forth in Section 2.01 above.

                  5.02 Transfer of Shares. The Sellers have sold, assigned, transferred and delivered to the Purchaser all of the issued and outstanding capital stock of the Company ("the Shares") as provided in Section 1 herein above, free and clear of any liens, pledges, charges, encumbrances, restrictions and transfer taxes of any kind. The Sellers have delivered to the Purchaser all of their certificates evidencing the Shares duly endorsed for transfer, or with a duly executed stock power attached, signatures guaranteed.

                  5.03. Employment Agreements. Seller Emanuel has entered into two (2) year employment agreements and Sellers Mooring and Allies into three (3) year employment agreements containing the non-competition provisions set forth in the form attached hereto and made a part hereof as EXHIBIT 5.03.

                  5.04. Consents, Approvals and Waivers. The Sellers and the Company shall have obtained any and all consents and approvals to the transfer or assignment to the Purchaser of all of the Shares of the Company that may be necessary to avoid any breach of, default by, or acceleration of obligations of the Company under any agreement or instrument by reason of such transfer and assignment, and any waivers by any parties to such agreements necessary to avoid any such breaches, defaults or accelerations.

                  5.05. Receipt of Other Documents. Purchaser has received the following:

                  (i) A copy of the Memoranda and Articles of Association or equivalent charter documents of the Company certified as of a recent date;

                  (ii) Certified copies of resolutions duly adopted by the Board of Directors of the Company and by the Sellers in their capacity as shareholders authorizing the execution and delivery of this Agreement and the sale and transfer of the Shares to Purchaser;

                  (iii) Certificates of Incumbency covering all officers of the Company signing this Agreement and any other document delivered in connection herewith.

                  (iv) Certificates of each of the Sellers Emanuel, Mooring and Allies certifying that as of the date of this Agreement that (I) each representation and warranty of the Sellers contained in this Agreement shall have been true and correct; (II) performed or complied in all material respects with all agreements and covenants required by this Agreement; and (III) Seller and the Company shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby.

                  (v) Written resignations from each of the officers and directors of Company listed on SCHEDULE 5.06.

                  (vi) The corporate or statutory books of the Company complete and accurate as of the date of this Agreement.

                  (vii) Such additional certificates and other documents as Purchaser or its counsel may deem reasonably necessary to evidence the truth and accuracy, as of the date hereof, of the representations and warranties contained herein or contemplated hereby and the due satisfaction and performance of all agreements and covenants to be complied with, satisfied and performed by the Sellers and the Company.

                  5.06. Further Assurances. Subsequent to the date hereof, Sellers shall execute and deliver from time to time at the request of Purchaser all such further instruments as, in the reasonable opinion of Purchaser's counsel, may be required in order to vest in Purchaser full, unencumbered and complete title to the Shares to be conveyed by Sellers to Purchaser hereunder or to maintain intact all right, title and interest of the Company under any contract, license, permit or other document or instrument of the Company or relating to the Business that would otherwise be adversely affected by such transfer of the Shares.

         6. CLOSING CONDITIONS

         Purchase obligation to close on this transaction as contemplated in this Agreement shall be and is expressly conditioned upon the occurrence or satisfaction of the following events, conditions and requirements to wit:

                  (i) Company and Shareholders will have performed, satisfied and complied with all covenants, agreements and conditions to be performed or complied by this Agreement;

         7.  SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND WARRANTIES.

         All of the covenants and agreements contained in or made in connection with or pursuant to this Agreement shall survive the date hereof and any investigation at any time made by or on behalf of Purchaser and shall be perpetual; provided, however, that any covenants or agreements that are expressly limited in duration pursuant to the terms thereof shall survive the date hereof only for such specified duration. The representations, warranties and covenants of the parties contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate on September 30, 2005; provided, however, that those contained in Section 3.11 (Tax Matters) shall survive until the 30th day after expiration of the applicable statute of limitations, and those contained in Section 3.01 (Organization),
Section 3.02 (Authority), Section 3.03 (Shares), and Section 3.21 (Compliance With the Law), shall survive indefinitely.

         Notwithstanding the foregoing provisions, Sellers Emanuel, Mooring and Allies' joint and several obligation to indemnify Purchaser pursuant to Section 7 hereof shall continue for the applicable statute of limitations with respect to any claim involving intentional misrepresentation by or on behalf of any Seller or the Company, and any representation and warranty that is the subject of such claim shall survive for such period.

         8. INDEMNIFICATION.

                  8.01. Indemnity of Purchaser. The Sellers Emanuel, Mooring and Allies, jointly and severally, agree to indemnify and hold harmless the Purchaser, the Company, and their respective officers, directors, agents and employees, successors and assigns, subject to any applicable limitation in time set forth in Section 6 above, from and against and in respect of any and all claims, demands, actions, suits, losses, costs, damages, consequential damages, liabilities, charges, expenses, obligations, judgments, lost profits, diminution in value and deficiencies of any kind or character, including, without limitation, interest and penalties, whether or not involving a third party claim, which may be asserted or secured against, sustained, suffered or incurred by Purchaser, the Company or any of such other persons and arises out of or in any manner is incident to, relates to or is attributable to:

                  (i) Any misrepresentation, misstatement, material omission, breach of warranty or nonfulfillment of any obligation, covenant or condition on the part of Sellers (a) herein or in any Schedule or Exhibit hereto, or (b) in any certificate or other instrument or document furnished to the Purchaser in connection herewith;

                  (ii) Any liability of the Purchaser for any liability or obligation of the Company to be satisfied by Sellers pursuant to the terms hereof, whether accrued, absolute, contingent or otherwise and whether known or unknown, due or which became due;

                  (iii) Any failure by Sellers to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by them under this Agreement or any Schedule or Exhibit hereto or under any certificate or other document or agreement executed by any of them in connection herewith; and

                  (iv) Any and all material actions, suits, proceedings, demands, assessments or judgments, including legal and other necessary and reasonable costs and expenses, incident to any of the foregoing.

                  8.02. Defense of Claims. In the event any claim, action, suit or proceeding is made or brought by any third party against the Company or Purchaser, or if any governmental enforcement agency shall propose to issue an order, with respect to which Sellers may have liability under this Agreement, the Sellers shall be entitled to participate in, and, to the extent that they shall wish, to assume the defense thereof, with independent counsel reasonably satisfactory to such indemnified party. If the Sellers elect to assume the defense of any such third-party claim, the Sellers shall have the right to contest, pay, settle or compromise any such claim on such terms and conditions as they may determine, provided that the Sellers shall not pay, settle or compromise any such claim without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld. If the Sellers do not elect to assume the defense of any such claim, the Purchaser may engage counsel to assume the defense and may contest, pay, settle or compromise any such claim on such terms and conditions as the Purchaser may determine. The reasonable fees and disbursements of such counsel shall be among the expenses for which Purchaser is indemnified pursuant to Section 7 hereof. Purchaser and the Sellers, as the case may be, shall (as the other may reasonably request) keep the other fully informed of such claim, action, suit or proceeding at all stages thereof whether or not such party is represented by its own counsel.

                  8.03. Dispute Resolution. Any dispute between Sellers and Purchaser relating to a claim for indemnification shall be resolved as follows:

                  (i) Mediation. Any controversies between the Company and Employee involving the construction or application of any of the terms, provisions or conditions of this Agreement shall on the written request of either party served on the other first be submitted to mediation by a single mediator to be agreed between the parties.

                  (ii) Arbitration. In the event that the controversies have not been resolved to both party's satisfaction within a period not to exceed six months from the date of request being submitted the controversies shall be referred to and determined by an appraiser mutually acceptable to the parties. In the event they cannot agree on such selection, Purchaser and Sellers shall each nominate an appraiser as its (or their) representative and the two appraisers so nominated shall jointly select a third appraiser. In such event, the resolution of the dispute shall be decided by a majority of the three appraisers. The resolution of the dispute by the appraisers shall be final and binding upon all parties as to financial matters, but shall not extend to any nonfinancial interpretation of this Agreement unless Purchaser and Sellers shall mutually agree in writing to the contrary.

                  (ii) If the dispute does not involve financial matters, or if the parties are unable to agree whether the dispute involves financial matters, then the dispute shall be submitted to and settled by arbitration as provided in Section 19 hereof.

                  8.04. Effect of Purchaser's Knowledge. Any knowledge of any matter by Purchaser or any disclosure to Purchaser by Sellers of any matter shall not reduce or affect any indemnification claim of Purchaser hereunder unless and except for any disclosures by Sellers on any schedule hereto delivered at the time of execution hereof or beforehand in due diligence disclosures and other formal written documents.

         9. FEES AND EXPENSES. The Sellers, at their own cost, agree to be liable for and pay the following liabilities or expenses:

                  (i) Fees and expenses of any person for financial services rendered to the Sellers in connection with the sale contemplated by this Agreement;

                  (ii) Fees and expenses of legal counsel and accountants and other advisors retained by the Sellers or the Company in connection with the sale of the Shares contemplated by this Agreement; and

                  (iii) Documentary stamp taxes or other similar charges or taxes levied by authorities in the UK on the transfer of the Shares to the Purchaser.

         10. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or to a national courier service, or mailed by registered or certified mail, return receipt requested, to the addresses herein designated or at such other address as may be designated in writing by notice given personally or by national courier service or by registered or certified mail return receipt requested:

                  If to the Sellers:

                           John D. Emanuel
                           20 Regent's Park Road
                           London NW1 7TX
                           England

                  With copies to:

                           David G. Mooring
                           Rosebank House
                           Gravel Path
                           Berkhamsted
                           Herts HP4 2PF
                           England

                           And

                           John Allies
                           Tudor Cottage
                           2 Castle Green
                           Kenilworth
                           Warwickshire CV8 1NE
                           England

                  If to the Purchaser:

                           UTEK Corporation
                           202 S. Wheeler Street
                           Plant City, Florida 33566
                           Attention: Chief Executive Officer

                  and a copy to:

                           Linsky & Reiber
                           601 E. Twiggs St., Suite 200
                           Tampa, Florida 33602-3921
                           Attention: Sam Reiber, Esq.

                           and

                           Shumaker, Loop & Kendrick, LLP
                           101 East Kennedy Blvd., Suite 2800
                           Tampa, Florida 33602
                           Attention: Gregory C. Yadley, Esq.

         11. GOVERNING LAW. The Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         12. ASSIGNABILITY. This Agreement shall not be assignable by any party without the prior written consent of the other parties hereto; provided, however, that rights and obligations of Purchaser under this Agreement (i) shall pass to any successor corporation which assumes its business and affairs by merger, consolidation or by acquisition of substantially all its assets or substantially all its stock and (ii) may be assigned to any affiliate of Purchaser, without any such prior written consent by any other party hereto.

         13. ENTIRE AGREEMENT. This instrument, together with the Schedules and Exhibits hereto and the financial statements referred to herein, contains the entire Agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all previous written or oral negotiations, commitments and representations.

         14. AMENDMENTS. This Agreement may be changed or modified only by an instrument executed by the Sellers and by the Company and the Purchaser acting by their respective officers thereunto duly authorized by their respective Boards of Directors.

         15. PARTIES IN INTEREST. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective heirs, successors and assigns; nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedy under or by reason of this Agreement.

         16. SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and do not affect the interpretation or meaning of this Agreement.

         17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

         18. WAIVER. The waiver by any party hereto of any breach, default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall not be deemed to extend to any prior or subsequent breach, default, misrepresentation, or breach of warranty or covenant hereunder and shall not affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

         19. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement or any transactions provided for herein, or the breach thereof, if it cannot be settled by mediation within six (6) months as per 8.03 above, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time demand for arbitration is made by any party. The evidentiary and procedural rules in such proceedings shall be kept to the minimum level of formality that is consistent with such Commercial Arbitration Rules. If the parties cannot agree on a single arbitrator, an arbitrator shall be named by Purchaser, a second shall be named by Sellers, and the third arbitrator shall be named by the two arbitrators so chosen. In the event that the third arbitrator is not agreed upon, he or she shall be named by the American Arbitration Association. Arbitration shall occur in such location agreed to in writing by Sellers and Purchaser. The award made by all or a majority of the panel of arbitrators shall be final and binding, and judgment may be entered in any court of law having competent jurisdiction. The award is subject to confirmation, modification, correction, or vacation only as explicitly provided in Title 9 of the United States Code. The prevailing party shall be entitled to an award of pre- and post-award interest as well as reasonable attorneys' fees incurred in connection with the arbitration and any judicial proceedings related thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the day and year first above written.

PURCHASER                                    COMPANY

UTEK Corporation                             Pax Technology Transfer Limited


By                                           By John Emanuel
  -----------------------------                -----------------------------
Clifford M. Gross,                              chairman___, 9/28/01
Chief Executive Officer

                                             SHAREHOLDERS
WITNESSES:

-------------------------------              -------------------------------
                                             John D. Emanuel
-------------------------------



-------------------------------              -------------------------------
                                             David G. Mooring
-------------------------------



-------------------------------              -------------------------------
                                             John Allies
-------------------------------



-------------------------------              -------------------------------
                                             Jill Mooring
-------------------------------



-------------------------------              -------------------------------
                                             Anouk D. Emanuel (Leggo)
------------------------------

                                  SCHEDULE 2.01

                         SHARES OWNED AND CONSIDERATION

Sellers                          Shares Owned       Value of Shares     No. of Purchaser's
                                                    to be Received         Common Stock
                                                          $                  Received
John D. Emanuel                     1,169               257,180               34,754

David G. Mooring                      629               138,380               18,700

John Allies                           200                44,000                5,946

Jill Mooring                            l                   220                   30

Anouk Emanuel (Leggo)                   l                   220                   30

SCHEDULE 3.07

CONSENTS

NONE

SCHEDULE 3.08

FINANCIAL STATEMENTS

As discussed with Mr. C. Pope of Purchasers, a statement will be forwarded immediately following the end of September 2001 showing the remaining bank balances and prepayments which will have been adjusted by Sellers, in good faith, to be equivalent in estimated value of any current liabilities (excluding future salaries) and including those for taxation and work outstanding.

SCHEDULE 3.10

UNDISCLOSED LIABILITIES

NONE

SCHEDULE 3.11

TAX MATTERS

NONE other than as per estimated balance sheet.

SCHEDULE 3.14

FIXED ASSETS

See `Due Diligence' Report and bundle.

SCHEDULE 3.16

LEASES OF REAL AND PERSONAL PROPERTY

See `Due Diligence' Report and bundle.

SCHEDULE 3.17

INTANGIBLES

See `Due Diligence" Report and bundle.

SCHEDULE 3.18

INSURANCE POLICIES

See `Due Diligence' Report and bundle.

SCHEDULE 3.20

CONTRACTS

(i)      Employment Agreements - See `Due Diligence' Report and bundle.

(ii)     Joint Ventures - NONE

(iii)    Loans, etc. - NONE

(iv) Non-cancelable contracts - Office lease, see `Due Diligence' Report and bundle.

(v)      Current contracts each expected to yield over $10,000


Technology Searches - rolling contracts subject to 3 months notice unless otherwise indicated

Ambi-Rad Ltd                        _4,340/q          terminates mid-December
Arch Chemicals                      _4,500/q
Askern Group Ltd                    _4,500/q
Cordek Ltd                          _4,750/q          rolling contract subject to 30 not 90 days notice
Floform Ltd                         _5,000/q          to be renewed December
James Dewhurst Ltd                  _5,500/q
Reckitt-Benkiser plc               _18,500/yr         annual renewal expected 1st November at
                                                      marginally higher fees
Warman International Ltd            _5,000/q


Technology Marketing

PBT Ltd                             _7,000            total fee part performed

Expert Witness Work

Olswang/Dyson                  _15-_35,000 total      estimated in next year

(vi) as (iv) above

(vii) Powers of Attorney - NONE

(viii) Other - Normal ongoing client service contracts, one of which, Ambi-Rad Ltd, is due to terminate in mid-December.

SCHEDULE 3.22

LITIGATION

SCHEDULE 3.23

CHANGES SINCE BALANCE SHEET DATE

EXHIBIT 5.04

EMPLOYMENT AGREEMENT

Exhibit 5.06

Director's Resignations

NONE - However, Jill Mooring and Anouk Emanuel are expected to resign their directorships in the near future. These resignations are not expected to have any material effect on the company or its future prospects.


                                 Page 36 of 36